UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2011
HEALTHSPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place Oxnard, California	93033

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 593-4880
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 8, 2011, HealthSport, Inc., (the “Company”), issued a Secured Convertible Note to certain accredited investors in the principal amount of six hundred thousand dollars ($600,000) (the “Convertible Note”). The Convertible Note accrues interest at the rate of 12% per annum and are secured by all of the assets of the Company and mature in six months on September 8, 2011. There shall be no obligation for payment of principal or interest until maturity. Should the Company default on this obligation the interest rate rises to 18% per annum.
The Convertible Note will be repaid by the Company issuing common equity, cash payment or some combination of cash and equity. During the term of the Convertible Notes, the investors may at any time and at their sole option convert outstanding principal and accrued interest into Common Stock of the Company at a rate of nine cents ($0.09) per common share. The investor, as additional consideration to enter into this transaction, has also been issued warrants to purchase 300,000 shares of the Company’s common stock with an exercise price of $0.09 per share exercisable for five years from the issue date. The Convertible Note as well as the shares of common stock issuable upon conversion of the notes and exercise of the warrants are restricted securities. The holders of the Convertible Notes are not provided registration rights under the terms of the Convertible Notes.
The Company intends to use the funds from the sale of the Convertible Note to complete the construction and build-out of its cGMP certified manufacturing facility in Oxnard California. Construction should be completed within 30 days and within 90 days the manufacturing plant will be fully operational. This will allow the company to begin manufacture of products utilizing the Company’s proprietary bi-layer rapid dissolving oral thin film.
The form of the Convertible Note is filed as Exhibit 10.1 and the form of the Convertible Note Purchase Agreement is filed as Exhibit 10.2, and the form of the Common Stock Warrant is filed as Exhibit 10.3, and are hereby incorporated by reference into this Item 1.01.
On March 8, 2011 the Company issued a press release announcing it had secured convertible debt financing, a copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K
The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02. The Convertible Note has been issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act. These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
The Convertible Note, and the shares of the Company’s common stock issuable upon conversion of the Convertible Note and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Form of Convertible Promissory Note.

10.2	Form of Convertible Note Purchase Agreement

10.3	Form of Warrant to purchase Common Stock for five years.

99.1	Press Release, dated March 8, 2011 announcing the Company’s securing of debt financing to complete the construction of its manufacturing facility
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2011	Healthsport, Inc.
	By:	/s/ Kevin Taheri
Kevin Taheri
Chief Executive Officer